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                                                               Exhibit 10.21


                      SANCTUARY SHORT TERM LEASE AGREEMENT
                      ------------------------------------

         THIS AGREEMENT OF LEASE ENTERED INTO THIS 13th day of March, 1997 between SANCTUARY OF BOCA, INC., a Florida Corporation (hereinafter referred to as "Landlord"), with its principal place of business at 4400 North Federal Highway, Suite 210, Boca Raton, FL 33431 and HIPPO, INC. (hereinafter referred to as "Tenant') whose mailing address is 4400 N. FEDERAL HIGHWAY, SUITE 210-05, BOCA RATON, FL 33431.

         1. Demised Premises: Landlord leases to Tenant and Tenant rents from Landlord those certain premises described as Suite 410 consisting of approximately 1523 square feet in the office building having a gross leasable area of approximately 17,921 square feet (hereinafter referred to as Office Building located at 4400 N. Federal Highway, Boca Raton, FL 33431, State of Florida, said measurements being from center of partition to center of partition, except that in the event Demised Premises is an end suite, measurements shall include full width of end wall (hereinafter called the "Demised Premises"). The boundaries and location of the Demised Promises are outlined in a diagram of the Office Building, which is attached hereto and made a part hereof and marked "Exhibit A". Said Exhibit sets forth the general layout of the Office Building and shall not be deemed to be a warranty, representation or agreement on the part of Landlord that said Office Building will be exactly as indicated on said diagram. Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings and parking areas as Landlord shall deem proper, and reserves the right to make alterations or additions to, and to build additional suites on, the building in which the Demised Promises are contained and to add buildings adjoining same or elsewhere in the Office Building.

         The use and occupation by Tenant of the Demised Promises shall include the right to the non-exclusive use, in common with others, of all such automobile parking areas, driveways, truck and service courts, walks and other facilities designated for common use, as have been installed by Landlord, and of such other and further facilities as may be provided or designated from time to time by Landlord for common use, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof, as prescribed from time to time by Landlord.

         1.01 ACCEPTANCE OF PREMISES. The Premises are hereby leased to Tenant subject to: (i) any and all laws, as applicable, now in force hereafter enacted; and (ii) any title matters of record or otherwise disclosed to Tenant. If construction of the Premises is completed as of the date this Lease is signed by the parties, Tenant certifies that it has inspected the Premises and, in reliance on such inspection, acknowledges and accepts the Premises and the Office Building, all of which Tenant confirms as being satisfactory. Tenant further acknowledges that the Premises, including all fixtures, equipment and furnishings contained therein, are in satisfactory or excellent condition and accepts the Promises in its "AS IS" condition, without requiring Landlord to make any repairs or replacements


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thereof. Tenant hereby waives any objection to and releases Landlord from any liability arising from the condition of the Premises from and after the date of Lease execution.

         1.02. Landlord will, at its sole expense, perform all work specified to be performed by Landlord more specifically set forth in Exhibit "B" attached hereto and entitled "Landlord's Improvements". Tenant will, at its sole expense, perform all other work necessary to complete the premises for its business purposes including, without limitation, the work specified to be performed by Tenant more particularly described in Exhibit "C" attached hereto as "Tenant's Improvements"; provided however, all of Tenant's work shall be performed by licensed contractors acceptable to Landlord, in accordance with its final plans, specifications and drawings furnished to Landlord, which shall be in compliance with all laws, including applicable building and zoning codes.

         2. Term: The term of this Lease shall be twelve (12) months and fifteen
(15) days commencing on March 17, 1997 ("Commencement Date") and ending March 31, 1998 ("Expiration Date"). At the expiration of the term of the Lease, Tenant will vacate and surrender the Premises to Landlord in accordance with the terms hereof and said Premises shall be in broomclean condition.

         3. Tenant covenants to pay to Landlord, in equal monthly installments the rent plus applicable sales and use tax in advance of the first day of each calendar month of each year of the term. The schedule for the rent per month is as follows:

     March 17, 1997 through March 31, 1997    $1,158.15 plus FL State Sales Tax
     April 1, 1997 through March 31, 1998     $2,316.23 plus FL State Sales Tax

         4. Landlord acknowledges receipt of the first months rent in the amount of $0.

         5. Covenant to pay. Tenant shall pay Rent to Landlord from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon as provided by law from time to time; for any Lease Year greater or less than twelve (12) months shall be prorated on the per diem basis, based upon the number of days elapsed over 365-day year. Tenant agrees that its covenant to pay Rent to Landlord is an independent covenant and that all such amounts are payable without counterclaim set-off, deductions, abate or reduction whatsoever, except as expressly provided for in this Lease.

         6. Rent Past Due: Tenant agrees that if the rent has not been paid by the 5th of the month, there will be a $50.00 late charge. If rent has not been paid by the 10th of the month, there will be a late charge of $75.00 and if rent has not been paid by the end of the month the late charge shall be $175.00. Tenant agrees to pay the cost of collection and reasonable attorneys fees on any part of rental that is past due, plus interest not to exceed 8% per annum or the maximum legal interest rate, whichever sum is less.


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         7. No Abatement of Rent. Except as specifically provided to the contrary in this Lease, there shall be no abatement from or reduction of the Rent due, nor shall Tenant be entitled to damages, losses, costs or disbursements from Landlord during the Term caused by or on account of the fire, water or sprinkler systems or the partial or temporary failure or stoppage of any heating, cooling, lighting, plumbing or other services in or to the Premises or the Office Building, whether due to Force Majeure or the making of alterations, repairs, renewals, improvements or structural changes to the Premises, the Office Building, the equipment or systems supplying the services, or from any cause whatsoever, provided that the said failure or stoppage is remedied within a reasonable time.

         8. Security Deposit. Landlord acknowledges receipt of a Security Deposit in the amount of $4,962.42, to be held by Landlord, without any liability for interest thereon, as security for the performance by Tenant of all its obligations under this Lease. In the event of default by Tenant of any of its obligations under this Lease, Landlord may at its option, but without prejudice to any other rights which Landlord may have, apply all or part of the Security Deposit to compensate Landlord for any loss, damage or expense sustained by Landlord as a result of such default. If all or any part of the Security Deposit is so applied, Tenant shall restore the Security Deposit to its original amount on demand of Landlord. Within thirty (30) days following termination of this Lease, if Tenant is not then in default, the Security Deposit will be returned by Landlord to Tenant. If Landlord sells its interest in the Premises, it may deliver the Security Deposit to the Purchaser and Landlord will thereupon be released from any further liability with respect to the Security Deposit or its return to Tenant and the purchaser shall become directly responsible to Tenant. Landlord shall not be required to pay Tenant any interest on said security deposit. A total of Five Garage door openers have been given to Tenant for the use of parking 5 cars in the North Garage. Tenant acknowledges that the security deposit for the five (5) garage openers will be returned only upon receipt of each garage door opener device.

         9. Payment of Operating Costs. In addition to payments of Rent, Tenant shall pay to Landlord Tenant's Proportionate Share of "Operating Costs" (defined in Section 11 hereof). Tenant's Proportionate Share of the Operating Costs shall be 8.5%. The amount of the Operating Costs payable to Landlord may be estimated by Landlord for such period as Landlord determines from time to time, and Tenant agrees to pay Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing when bills for all or any portion of Operating Costs so estimated are actually received by Landlord, Landlord may bill Tenant for Tenant's Proportionate Share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Operating Costs payments. Within a reasonable period of time after the end of the period for which estimated payments have been made, Landlord shall submit to Tenant a statement setting forth the actual amounts payable by Tenant based on actual costs. If the amount Tenant has paid based on estimates is less than the amount due based on actual costs, Tenant shall pay Landlord such deficiency within (5) days after submission of such statement to Tenant. If the amount paid by Tenant is greater than the amount actually due, the excess may be retained by Landlord to be credited and applied by Landlord to the next due installment(s) of Tenant's Proportionate Share of Operating Costs, or as to the final lease year, provided Tenant is not in default,


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Landlord will refund such excess to Tenant or credit such amount to Tenant's next rent payment coming due at Landlord's option. Tenant's Proportionate Share of actual Operating Costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's Security Deposit following expiration of the Term until Tenant's share of actual Operating Costs has been paid, unless an alternative security (letter of credit or otherwise) is furnished to the satisfaction of the Landlord.

         10. Net Lease. Except as provided herein, this Lease is a completely net lease to Landlord, except as otherwise expressly herein stated. Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, the use or occupancy thereof, the contents thereof or the business carried on therein. Tenant shall pay all costs, expenses, charges, assessments, impositions and outlays of every nature and kind relating to the Premises except as expressly herein stated.

         11. Operating Costs Defined. Operating Costs shall mean any amounts paid or payable, whether by Landlord or by others on behalf of Landlord, arising out of Landlord's ownership, maintenance, operation, repair, replacement and administration of the Office Building, including, without limitation: (a) the cost of taxes including all costs associated with the appeal of any assessment on taxes; (b) the cost of insurance which Landlord is obligated or permitted to obtain under this Lease, including, but not limited to, rent interruption insurance, and any deductible amount applicable to any claim made by Landlord under such insurance; (c) the cost of security, janitorial, landscaping, window cleaning, garbage removal and trash removal services; (d) the cost of heating, ventilating and air conditioning to the extent incurred with respect to Common Areas or with respect to any shared systems; (e) the cost of all gas, water, sewer, electricity, telephone and any other utilities used in the maintenance, operation or administration of the Office Building; (f) salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, leasing, security, supervision or cleaning of the Office Building, including fringe benefits, unemployment and workmen's compensation insurance premiums, pension plan contributions and other employment costs, as well as the cost of engaging independent contractors to perform any of the foregoing services; (g) auditing, accounting and legal fees and costs; (h) the cost of repairing, replacing, operating and maintaining the Office Building, and the equipment serving the Office Building; (i) the cost of the rental of any equipment and signs (not including Tenant's signage); (j) amortization of the costs referred to in subsection (h) immediately above to the extent not charged fully in the year in which they are incurred, all as determined by Landlord in accordance with sound accounting principles, together with interest on any unamortized balance of such costs calculated at three percent (3%) per annum above the "Prime Rate" during the period of calculation, as stated in the Wall Street Journal, or similar publication in the event the Wall Street Journal ceases publication; (k) all management fees; (l) administration costs and fees;
(m) capital expenditures which are required by law and/or which result in a substantial labor or cost saving device or operation, in which case the capital expenditures


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shall be amortized over (10) years and included by Landlord to conduct any environmental tests required by State or Federal Law, including administrative agencies, or by Landlord.

         12. Acceptance of Premises. The Premises are hereby leased to Tenant subject to: (i)any and all laws, as applicable, now in force hereafter enacted; and (ii) any title matters of record or otherwise disclosed to Tenant. If construction of the Premises is completed as of the date this Lease is signed by the parties, Tenant certifies that it has inspected the Premises and, in reliance on such inspection, acknowledges and accepts the Premises and the Office Building, all of which Tenant confirms as being satisfactory. Tenant further acknowledges that the Premises, including all fixtures, equipment and furnishings contained therein, are in satisfactory or excellent condition and accepts the Premises in its "AS IS" condition, without requiring Landlord to make any repairs or replacements thereof. Tenant hereby waives any objection to and releases Landlord from any liability arising from the condition of the Premises from and after the date of Lease execution.

         13. Use. Tenant shall use the Premises exclusively as a general office, and for no other use or purpose whatsoever. Tenant shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities respecting the use, operation and activities of the Premises (including sidewalks, streets, approaches, drives, entrances and Common Areas which serve the Premises), and Tenant shall not make, suffer or permit any unlawful, improper or offensive use of the Premises or such other areas, or any part thereof, or permit any nuisance thereon. Tenant shall not make any use of the Premises which would make void or voidable any policy of fire or extended coverage insurance covering the Premises. Tenant shall use the Premises only for the purposes stated in this Lease and shall not leave said Premises vacant or suffer or permit any waste or mistreatment thereof.

         14.      Tenant's Covenants To Use and Occupancy.

                  A) Tenant shall not store or bring on the Premises any articles of any combustible, toxic or dangerous nature and shall at all times keep the Premises in such condition as to comply with all laws. Tenant shall keep and maintain on the Premises all safety apparatus or appliances required by law. Tenant shall not cause, permit or suffer any act, occurrence, or series of acts or occurrences upon the Premises which shall cause the rate of insurance on the Premises and/or Office Building, or any part thereof, to be cancelled, result in an increase in the Premises for coverage of same or preclude the obtaining of such insurance.

                  B) Tenant shall not keep or display any merchandise which in any manner shall obstruct the Common Areas, and shall not sell, advertise, conduct or solicit business within the Office Building other than in the Premises. Tenant shall not cause, permit or suffer any machine selling merchandise, services or entertainment, including vending machines or other machines operated by coins to be present on the Premises without prior written consent of Landlord.


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         15. Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (a) any Minimum Rent is in arrears by the fifth of the month, whether or not any notice or demand for payment has been made by Landlord; (b) any Additional Rent is in arrears and is not paid within five (5) days after written demand by Landlord; (c) Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may provided in this Lease), (d) Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a transfer approved by Landlord; (e) this Lease or any of Tenant's assets are taken under a writ of execution; (f) Tenant proposes to make a transfer other than in compliance with the provisions of this Lease; (g) Tenant abandons or attempts to abandon the Premises or the Promises become vacant, unoccupied or not open for business during the required hours, for a period of five (5) consecutive days or more without the consent of Landlord; (h) any of Landlord's policies of insurance with respect to the Office Building are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises or (i) any obligations of Tenant or any Guarantor owing to Landlord, whether or not related to this Lease and however arising (whether by operation of law, contract, acquired or otherwise) shall be in default. (j) Right of Redemption. No right of redemption shall be exercised under any present or future law, in case the Tenant shall be dispossessed for any cause, or if the Landlord shall, in any other manner, obtain possession of the demised premises in consequence of the violation of the covenants and agreements of tenant.

         16. Default Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, Landlord shall have the following rights and remedies, some or all of which may be exercised by Landlord: (A) Landlord may terminate this Lease by notice to Tenant and retake possession of the Premises for Landlord's account, (B) Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or sell or otherwise dispose of such property in such manner as Landlord may see fit without notice to Tenant, which shall be credited towards any Rent owed Landlord pursuant hereunder. (C) Landlord may accelerate all Rent for the entire term.

         17. Maintenance and Repairs by Landlord. Landlord covenants to keep the following in good order, repair and condition: (i) the structure of the Office Building, including all of the exterior walls, structural columns, beams, joists, footings and stem walls and roots; (ii) the mechanical, electrical, and other bases building systems (except such as may be installed by or be the property of Tenant), and (iii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas. So long as Landlord is acting in good faith, Landlord shall not be responsible for any damages caused to Tenant by reason of failure of equipment or facilities serving the Office Building or delays in the performance of any work for which Landlord is responsible pursuant to this Lease.

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         18. Maintenance and Repairs by Tenant. Tenant shall, at its sole cost, maintain the Premises, in good order, condition and repair, exclusive of base building mechanical, plumbing and electrical systems, all to a standard consistent with a first class Office Building, with the exception only as those which are the obligation of Landlord set forth in Section 17 above. All repairs and maintenance performed by Tenant in the Premises shall be performed by contractors or workmen designated or approved by Landlord. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in as good condition and repair as Tenant is required to maintain the Premises throughout the Term.

         19. Tenant's Alterations. Tenant shall not have the right to make non-structural interior alterations to the Premises without Landlord's written permission.

         20. Repair Where Tenant at Fault. Notwithstanding any other provisions of this lease, if any part of the Office Building is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of Tenant or Tenant's Agent, Landlord shall have the right to perform same and the cost of such repairs, replacement or alterations, plus an administration fee equal to fifteen percent (15%) of such costs, shall be paid by Tenant upon demand by Landlord, as Additional Rent.

         21. Removal of Improvements and Fixtures. All Leasehold improvements, other than immediately upon their placement in the Premises become Landlord's property without compensation to Tenant. Except as otherwise agreed by Landlord in writing, no Leasehold Improvements shall be removed from the Premises by Tenant either during or at the expiration or sooner termination of the Term except that: (a) Tenant may during the Term, in the usual course of its business, remove its trade fixtures, provided that Tenant is not in default under this Lease; and (b) Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of Leasehold Improvements and trade fixtures in the Premises as Landlord shall require be removed and restore the Premises to Landlord's then current Office Building standard to the extent required by Landlord. Tenant shall at its own expense repair any damage caused to the Office Building by such removal. If Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of Landlord, become the property of Landlord and may be removed from the premises and sold or disposed of by landlord in such manner as it deems advisable without any accounting to Tenant.

         22. Casualty. In the event any improvements on the Office Building site are rendered untenantable by fire or other casualty, Landlord shall have the option of terminating this Lease or rebuilding, and in such event written notice of the election by Landlord shall be given to Tenant within thirty (30) days after the occurrence of such casualty. In the event Landlord elects to rebuild,
(1) Landlord shall not be obligated to rebuild the Tenant's or any other Tenant Improvements; and (2) the affected portions of the Office Building shall be restored, as nearly as practicable in Landlord's reasonable judgment, to their former condition, exclusive of Tenant Improvements, within a reasonable time, during which time no payment of rent or other sum due hereunder from Tenant to Landlord shall abate unless and until Tenant's space shall have continued untenantable for at least thirty (30) days

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after (and as a result of) such casualty. In the event (i) Landlord fails to give timely notice of its election to rebuild, or (ii) Landlord fails to rebuild so that Tenant's Improvements can be replaced within six (6) months of such casualty, the term of this Lease shall then expire and this Lease and all options and rights under it shall be of no further force or effect and Landlord shall be entitled to sole possession of the Premises, and Landlord shall not be obligated to reimburse the Tenant for the value or cost of its improvements, or for any expense or damage incident to such casualty or such election.

         23. Damage. Landlord shall not be liable for any damage to any property or person at any time in the leased premises or building from air-conditioners, electricity, water, rain, wind, whether they may leak into, issue or flow from any part of said building or from any other place or quarter. Tenant shall give to Landlord or its agent, prompt written notice of any accident.

         24. Liability of Landlord. Tenant shall look solely to Landlord's estate and interest in the Office Building and the rentals therefrom for the satisfaction of any right of Tenant for the collection of a judgement or other judicial process or arbitration award requiring the payment of money by Landlord, subject, however, to any prior rights of any Mortgagee, and no other property or assets of Landlord, Landlord's Agents, including all of Landlord's general partners, incorporators, shareholders, officers, directors, or other principals, disclosed or otherwise, or affiliates, shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or under Law, including Tenant's use and occupancy of the Premises, or any liability of Landlord to Tenant. The limitation of Landlord's liability under this Section 24 shall be absolute and without exception, and shall survive the expiration or earlier termination of this Lease.

         25. Liens. Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the real property upon which the Office Building is erected or against Landlord's or Tenant's interest therein. If a lien is so recorded, Tenant shall discharge it promptly by payment or bonding. If any such lien against the Office Building or Landlord's interest therein is recorded and not discharged to Tenant as above required within fifteen (15) days following recording, Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Tenant has no right or authority to create any mechanics' or materialmen's lien on the Office Building or Landlord's interest therein and Tenant in compliance with Section 713.10, Florida Statutes, shall provide written notice (and provide written acknowledgment thereof to Landlord) to all suppliers of labor or materials, as well as all contractors and subcontractors, as applicable, prior to ordering such labor or materials or executing any agreement for construction of Leasehold Improvements.

         26. Assignments, Subleases and Transfers. Tenant shall not enter into, consent to or permit any transfer of this Lease without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, but shall be subject to Landlord's rights under the following Sections 27 and 28.

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         27. Landlord's Right to Consent. If Tenant intends to effect a transfer, tenant shall give prior notice to Landlord of such intent specifying the identity of the Transferee and providing such financial, business or other information relating to the transfer, the proposed Transferee and its principals as Landlord or any mortgagee requires, together with copies of sufficient documents to evidence the particulars of the proposed transfer, including the total consideration to be paid by the Transferee. Landlord shall, within thirty
(30) days after having received such notice and all requested information, notify Tenant either that it consents or does not consent to the transfer in accordance with the provisions and qualifications of this Article 27. If Landlord fails to timely give any notice, Landlord shall be deemed to have refused consent to the transfer.

         28.  Conditions of Transfer.

                  A) If there is a permitted transfer, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by Landlord of any payments by a Transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Any consent by Landlord shall be subject to Tenant and Transferee executing an agreement with Landlord agreeing: (i) that the Transferee will be bound by all of the terms of this Lease as if such Transferee had originally executed this Lease as tenant, and (ii) to amend this Lease to incorporate such terms, covenants, and conditions as are necessary so that this Lease will be in accordance with Landlord's standard form of Lease in use for the Office Building at the time of the transfer, and so as to incorporate therein any conditions imposed by Landlord in its consent to such transfer and such further conditions as may be required by the provisions of this Section 28.

                  B) Notwithstanding any transfer permitted or consented to by Landlord, or acceptance of Rent from the Transferee, Tenant (and Guarantor if applicable) shall be jointly and severally liable with the Transferee under this Lease and shall not be released from performing any of the terms of this Lease.

         29. Indemnification. Each party agrees to indemnify and hold the other harmless from and against any and all loss, damage, claim, demand, liability or expense by reason of any damage or injury to persons (including loss of life) or property which may arise or become claimed to have arisen as a result of or in connection with the indemnifying party's (i) improvement, occupancy or use of the Premises or Office Building or its site, or (ii) failure to conscientiously and promptly perform any of its obligations under this Lease.

         30. Insurance.

                  A) Tenant shall, at its sole expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, public liability insurance with limits of coverage not less than One Million Dollars ($1,000,000.00) (for death or bodily injury for any one occurrence) and One Million Dollars ($ 1,000,000.00) for any property damage or loss from any one

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accident. Each such policy of insurance shall name as the insured thereunder both the Landlord and Tenant. Each such liability insurance policy shall be of the type commonly known as Owner's, Landlord's and Tenant's insurance and shall be obtained from a company reasonably satisfactory to both parties.

                  B) Builder's Risk Insurance. At the times during which construction is being performed within or upon the Premises by Tenant, whether during initial construction or thereafter at any time, Tenant shall provide builder's risk insurance with such reasonable limits as Landlord shall from time to time require, and any such policy or insurance shall have as named insured thereunder both Landlord and Tenant. Further, Tenant shall maintain at all times during the term of the Lease, Workmen's Compensation and Employer's Liability insurance at legally required levels for the benefit of all employees entering upon the site as a result of or in connection with their employment by Tenant or Tenant's general contractor.

                  C) The original of each policy of insurance required of Tenant from time to time by this Lease, or a certificate or certified duplicate thereof, issued by the insurer or insuring organization, shall be delivered by Tenant to Landlord (i) on or before thirty (30) days prior to occupancy of the Premises by Tenant during the original and any renewed or extended term hereof, and (ii) again at ten (10) days prior to the lapse or expiration or termination of any prior policy which would otherwise occur during such term, renewal or extension.

         31. Right of Access. Landlord reserves the right to enter the Premises at all reasonable times (and in emergencies at all times) in order to: (i) make such repairs, alterations or improvements to the Office Building as Landlord considers necessary or desirable; (ii) have access to underfloor facilities and access panels to mechanical shafts; (ii) check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating and climate control systems; and (iv) install, maintain, repair or replace pipes, ducts, conduits, vents and wires leading in, through, over or under the Premises. Tenant shall not unduly obstruct any pipes, conduits or mechanical or other electrical equipment so as to prevent reasonable access thereto. Landlord further reserves unto itself the right to use all exterior walls and roof area. Landlord shall exercise its rights under this Section 31, to the extent possible in each circumstance, in a manner which minimizes interference with Tenant's use and enjoyment of the Premises, including Tenant's decorations or operations within the Premises. Rent will not abate or be reduced while the maintenance, repairs, alterations, installations, replacements or improvements are being made.

         32. Rules and Regulations. Landlord shall operate and maintain any areas designated by Landlord as Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the office building. Tenant covenants that the following rules, regulations and such other and further rules and regulations as landlord may make, being in the landlord's judgment needful for the safety, care and cleanliness of the building and premises or for the comfort of tenants shall be faithfully kept, observed and performed by Tenant and by the agents, clerks, servants and visitors of tenant as follows: a) Ingress-egress. Sidewalks, entries, passages, hallways, elevators and staircases shall not be obstructed by Tenant or used for other purposes than ingress or egress. b) No obstruction. Doors, windows, glass doors and lights that reflect or admit light into halls or other places of building shall not be covered or obstructed by tenant or its agents. c) Defacement. Tenant shall not mark, paint, drill into or in any way deface walls, ceilings, partitions, floors, wood, stone or iron work. d) Signs. No sign, or notice shall be inscribed, painted or affixed to any part of the outside or inside of the building except as suite signage and then only of such size, color and style as landlord shall determine. e) Air- conditioning & heating. Tenant shall not use any other method of heating or air-conditioning than that as supplied by Landlord. f) Safes. Landlord shall have right to prescribe the weight and position of safes. Damage done to building by taking a safe in or out of building shall be repaired at expense of Tenant. g) Moving hours. Tenant shall not move freight, furniture or bulky matter of any description into or out of building between the hours of 9:00 a.m. and 5:00 p.m., Monday through Friday.

         33. Carelessness. Tenant shall not cause unnecessary labor by carelessness and indifference to the preservation of good order and cleanliness in its premises or the building.

         34. Designation. Landlord grants to Tenant and Tenant's Agents, a non-exclusive license to use the Common Areas in common with others during the term, subject to the exclusive control and management thereof at all times by Landlord and subject further to the rules and regulations.

         35. Holding Over. If Tenant remains in possession of the Premises after the end of the Term hereof, there shall be no tacit renewal of this Lease, and Tenant shall be deemed to be a tenant at sufferance. In such event, Tenant shall pay to Landlord, for each day Tenant remains in possession of the Premises without the written consent of Landlord, an amount equal to the Rent for the last twelve (12) months of the Term, divided by 365-days, and then multiplied by two. Such amount shall accrue and be due and payable on a daily basis commencing on the first day following the and of the Term and terminating on the day that either (i) possession of the Premises is restored to Landlord, or (ii) a now lease is entered into between Landlord and Tenant. All other obligations of Tenant under this Lease, other than the payment of Rent (which is payable in accordance with the foregoing calculation) shall be applicable to Tenant during the period the Tenant is a Tenant at sufferance.

         36. Assignment of Chattels. Tenant pledges and assigns to Landlord all furniture, fixtures, goods and chattels of said Tenant which shall be brought or put into said premises as security for payment of rent herein reserved and tenant agrees that said lien may be enforced by stress, foreclosure, or otherwise at the election of the Landlord, and does agree to pay reasonable attorneys' fees, together with all costs and charges thereof incurred by Landlord.

         37. Utilities.

                  A) Electricity. The parties acknowledge that the Premises are separately metered for electricity and the Tenant shall directly pay Florida Power and Light for said service.

                  B) Abuse of services. Tenant agrees not to abuse the services and will turn off lights and equipment after normal working hours.

                  C) Utility failure. Landlord shall not be liable for failure to supply such electricity, air-conditioning, heating, water, sewer, that is not due to gross negligence on its part.

                  D) Interruption of service. Landlord reserves privilege of stopping service of water, lighting, air-conditioning and elevators at such times as may be necessary by reason of accident, repairs, alterations or improvements until such time as same shall have been completed.

         38. Bankruptcy. If Tenant shall become insolvent or if bankruptcy proceedings shall be begun by or against tenant before the end of said term, landlord is hereby irrevocably authorized, at Landlord's option, to cancel this lease for default. Landlord may elect to accept rent from such receiver, trustee or other judicial officer during the term of occupancy in their fiduciary capacity without effecting Landlord's right as contained in this contract, but no receiver, trustee or other judicial officer shall ever have the right, title or interest in or to the above described property by virtue of this contract.

         39. Tenant hereby waives and renounces for himself and family any and all homestead and exemption rights he may now have, or hereafter under or by virtue of the constitution and laws of the State of Florida of any obligation or damage that may accrue under the term of this lease.

         40. Successors. The rights and liabilities created by this lease extend to and bind the successors and assigns of Landlord and the heirs, executors, administrators and permitted successors and assigns of Tenant. No rights, however shall inure to the benefit of any Transferee unless the provisions of Sections 26 and 27 are complied with.

         41. Time. Time is of the essence of this Lease. Any time period herein specified of five (5) days or less shall mean business days; any period in excess of five (5) days shall mean calendar days.

         42. Notices. Any notice, consent or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier service, addressed (a) if to Landlord, at the address set forth in the introductory paragraph of this Lease; and (b) if to Tenant, at the Premises. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing.

         43. Cumulative Rights. The rights of Landlord under the foregoing shall be cumulative, and failure on part of Landlord to exercise rights given hereunder shall not operate to forfeit any of said rights.

         44. Estoppel Certificate. At any time and from time to time, upon not less than ten (10) days prior notice by Landlord, the "Superior Lessor," or the "Superior Mortgagee" (as both are herein after defined) to Tenant, Tenant shall comply with, execute, acknowledge and deliver in writing addressed to such party as designated by Landlord or the Superior Lessor or the Superior Mortgagee, as the case may be (hereinafter collectively called the "Requesting Party"), certifying to the following: (A) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and affect, as modified, and stating the modifications; (B) whether the Term has commenced and Minimum Rent, and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (C) whether or not Landlord is in default in performance of any of the terms of this Lease, and if so, specifying each such default of which the signor may have knowledge; (D) such further information with respect to the Lease or the Premises as the Requesting Party may reasonably request or require, it being intended that any such statement delivered pursuant to this Section 44 may be relied upon by any prospective purchaser of the Office Building or any part thereof or the interest of Landlord in any part thereof, by any prospective Superior Mortgages or any prospective Superior Lessor, or by any prospective assignees of such parties. The failure of Tenant to provide a complete statement in accordance with the provisions of this Section 44 within the required ten (10) day period shall constitute a default hereunder.

         45. Assignment by Landlord. Landlord shall have the unrestricted right to sell, lease, convey, encumber or otherwise dispose of the Office Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser, assignee or secured party from Landlord assumes the obligations of Landlord under this Lease, Landlord shall thereupon and without further agreement be released of all liability under this Lease.

         46. Subordination. This lease is subject and subordinate to all present or future mortgages or dead of trust affecting the demised premises.

         47. Entirety. This agreement contains entire and only agreement between the parties concerning the demised promises. No prior oral or written statements or representations of any party hereto or any representation of a party hereto not contained in this instrument shall have any force or affect. This lease can be modified only IN WRITING, executed by Landlord and Tenant. This agreement shall not be binding until executed by Landlord and Tenant.

         48. Smoking. In keeping up with the passing of Florida's Clean Air Act, we ask that you do not smoke in your suite, the lobby, elevators, restrooms, or any of the other common areas and to please go outside of the building to smoke. Continued violation of this provision after written notice from the Landlord shall constitute a default of this lease.

         49. Radon Gas. In compliance with Section 404.056, Florida Statutes, Tenant is hereby made aware of the following: Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

EXECUTED as of the day and year first above written.

WITNESS:                                      LANDLORD:
                                                  SANCTUARY OF BOCA, INC.

                                              BY: /S/ Liz Capia
----------------------                            ----------------------------
                                                      Agent or Owner

                                                  Title: Leasing Asst
----------------------                                   -----------------------
                                                  Date:  3/13/97
                                                         -----------------------

WITNESS:                                      TENANT:
                                                  HIPPO, INC.

                                              BY: /S/ Jim Dodrill
----------------------                            ----------------------------
                                                  Mr. Jim Dodrill

                                              Title:President
----------------------                              ----------------------------
                                                    Date: 3/7/97

                                                    ----------------------------

                                   EXHIBIT "A"
                                   -----------

                                   Floor Plan

                                   EXHIBIT "B"
                                   -----------
                              LANDLORD IMPROVEMENTS
                              ---------------------

                            Landlord to paint suite.

                                   EXHIBIT "C"
                                   -----------
                               TENANT IMPROVEMENTS
                               -------------------

                                      None.